N E W S R E L E A S E

Investors:	Brett Manderfeld	John S. Penshorn	Media:	Don Nathan	Tyler Mason
	Vice President	Senior Vice President		Senior Vice President	Vice President
	952-936-7216	952-936-7214		952-936-1885	424-333-6122

(For Immediate Release)

UNITEDHEALTH GROUP REPORTS FIRST QUARTER RESULTS

•	First Quarter Revenues of $36 Billion Grew 13% Year-Over-Year

•	UnitedHealthcare Added 1.6 Million More People Domestically in the Past Year,
Including More Than 1 Million People in the First Quarter

•	Optum Revenues of $13 Billion Grew 15% Year-Over-Year

•	First Quarter Net Earnings Were $1.46 Per Share, with Cash Flows from Operations of $2.3 Billion

NEW YORK, NY (April 16, 2015) - UnitedHealth Group (NYSE: UNH) today reported first quarter results, highlighted by accelerating growth, consistent execution and strong operating performance in businesses across the Company.

“We are working to create more effective and more modern approaches to accessing and delivering health care. We are gratified with the market response to our efforts, providing us opportunities to serve more people, in more ways,” said Stephen J. Hemsley, chief executive officer of UnitedHealth Group.

The Company expects 2015 revenues of approximately $143 billion, an increase of $2 billion from the previous outlook, due to stronger business growth in the first quarter. Earnings are now expected to be in a range of $6.15 to $6.30 per share, an increase from the prior outlook of $6.00 to $6.25 per share, despite absorbing approximately $0.10 per share from the proposed combination with Catamaran Corporation, including transaction costs and the effect of moderated share repurchase activity. Management expects the combination to contribute $0.30 per share to UnitedHealth Group’s 2016 earnings. Reflecting the increased outlook for revenues and earnings, the Company is raising its projection for 2015 cash flows from operations to a range of $8.2 billion to $8.4 billion.

Quarterly Financial Performance
	Three Months Ended
	March 31,	March 31,	December 31,
	2015	2014	2014
Revenues	$35.8 billion	$31.7 billion	$33.4 billion
Earnings From Operations	$2.6 billion	$2.1 billion	$2.8 billion
Net Margin	4.0%	3.5%	4.5%

•
UnitedHealth Group’s first quarter 2015 revenues of $35.8 billion grew 13 percent or more than $4 billion year-over-year. Revenue growth was broad-based, with both UnitedHealthcare and Optum revenues growing by double digit percentages.

•
First quarter earnings from operations were $2.6 billion and net earnings of $1.46 per share increased 33 percent year-over-year. With strengthened overall operating performance compared to the first quarter of 2014, the net margin of 4.0 percent expanded 50 basis points year-over-year.

•	First quarter 2015 cash flows from operations of $2.3 billion were 1.6 times net earnings and grew 61 percent year-over-year due to growth in risk-based products and the expansion in overall earnings.

•
The consolidated medical care ratio decreased 140 basis points year-over-year to 81.1 percent in the first quarter of 2015. Prior year medical reserve development was $140 million, compared to $220 million in the first quarter of 2014.

•	The first quarter 2015 operating cost ratio of 16.6 percent increased 20 basis points year-over-year due to higher growth in services businesses.

•	The first quarter 2015 tax rate of 43.3 percent increased 130 basis points year-over-year due to higher levels of nondeductible ACA fees.

•	First quarter 2015 days sales outstanding of 13 days increased 1 day year-over-year, due to higher growth in government programs. Days claims payable was flat year-over-year at 47 days.

•
The Company’s balance sheet remained strong, with a debt to total capital ratio of 36.6 percent at March 31, 2015. UnitedHealth Group repurchased $900 million in stock in the first quarter, acquiring more than 8 million shares, and grew dividend payments to shareholders by 29 percent year-over-year to $357 million.

UnitedHealthcare provides health care benefits, serving individuals and employers ranging from sole proprietorships to large, multi-site and national and international organizations; delivers health and well-being benefits to Medicare beneficiaries and retirees; manages health care benefit programs on behalf of state Medicaid and community programs; and serves the nation’s military service members, retirees and their families through the TRICARE program.

Quarterly Financial Performance
	Three Months Ended
	March 31,	March 31,	December 31,
	2015	2014	2014
Revenues	$32.6 billion	$29.3 billion	$30.4 billion
Earnings From Operations	$1.9 billion	$1.4 billion	$1.7 billion
Operating Margin	5.8%	4.8%	5.7%

•
UnitedHealthcare’s first quarter 2015 revenues of $32.6 billion grew $3.4 billion or 12 percent year-over-year. The number of people served across the U.S. benefits markets grew 1.6 million year-over-year, all organically, with balanced growth across commercial, Medicare and Medicaid offerings. In the first quarter of 2015, UnitedHealthcare grew to serve more than 1 million additional people domestically.

•
First quarter 2015 earnings from operations for UnitedHealthcare increased $494 million over the first quarter of 2014. Improved performance in managing health care costs across all businesses and improved operational performance combined to advance UnitedHealthcare’s first quarter operating margin to 5.8 percent.

UnitedHealthcare Employer & Individual

•
UnitedHealthcare Employer & Individual served 680,000 more people in the first quarter and 320,000 more people year-over-year. First quarter growth was led by the positive market response to the Company’s individual public exchange products and favorable annual renewal activity and new business awards serving employer customers.

•
First quarter revenues of $11.4 billion grew 4 percent year-over-year reflecting growth in the number of people served, price increases for medical cost trends and a continuing market shift to lower price point products, including public exchange offerings.

UnitedHealthcare Medicare & Retirement

•	First quarter 2015 UnitedHealthcare Medicare & Retirement revenues of $12.8 billion grew $1.3 billion or 11 percent year-over-year due to consistent growth in services to seniors.

•	In Medicare Advantage, UnitedHealthcare grew to serve 220,000 more seniors, a 7 percent year-over-year increase, including 200,000 more in first quarter 2015.

•	Medicare Supplement products grew 8 percent to serve 305,000 more people year-over-year, including 180,000 in the first quarter.

•	UnitedHealthcare’s stand-alone Medicare Part D prescription drug plan participation remained largely unchanged, contracting year-over-year by 40,000 people.

UnitedHealthcare Community & State

•
First quarter 2015 UnitedHealthcare Community & State revenues of $6.9 billion grew $1.7 billion or 33 percent year-over-year, due to strong overall growth and an increasing mix of higher acuity members, such as those served through long-term care programs.

•
In the past year UnitedHealthcare grew its Medicaid services by 750,000 people or 17 percent to serve more than 5 million people. Strong first quarter growth of 160,000 people was fully offset by a previously scheduled membership reduction of 175,000 people in one market, where an additional offering was introduced by the state.

UnitedHealthcare Global

•
UnitedHealthcare Global’s first quarter 2015 revenues of $1.5 billion decreased 7 percent or $107 million year-over-year. Using first quarter 2015 exchange rates for both periods, revenues grew 12 percent year-over-year. The number of people served declined 495,000 year-over-year as a result of strengthened pricing and underwriting disciplines in response to regulatory actions causing use of the health care system to rise.

Optum is a health services business serving the broad health care marketplace, including payers, care providers, employers, governments, life sciences companies and consumers. Using advanced data analytics and technology, Optum’s people help improve overall health system performance: optimizing care quality, reducing costs and improving the consumer experience and care provider performance.

Quarterly Financial Performance
	Three Months Ended
	March 31,	March 31,	December 31,
	2015	2014	2014
Total Revenues	$12.8 billion	$11.2 billion	$12.9 billion
Earnings From Operations	$742 million	$650 million	$1.039 billion
Operating Margin	5.8%	5.8%	8.1%

•
Optum’s revenues for the first quarter of 2015 grew 15 percent or $1.6 billion year-over-year to $12.8 billion as each reporting segment advanced revenues by a double-digit percentage. Optum’s first quarter 2015 earnings from operations of $742 million grew 14 percent or $92 million year-over-year. Absent $42 million in acquisition costs from the proposed Catamaran combination, first quarter operating earnings growth would have exceeded 20 percent and the operating margin of 5.8 percent would have been 6.1 percent, up 30 basis points year-over-year.

•
OptumHealth revenues of $3.3 billion grew 27 percent year-over-year due to growth in the number of patients served across its OptumCare health care delivery businesses, as well as business expansion in population health management services for third party payers.

•
OptumInsight revenues grew to $1.4 billion in the first quarter of 2015, advancing 11 percent year-over-year, driven by expansion and growth in care provider revenue management services. OptumInsight’s quarter end revenue backlog was $9.1 billion, with growth in external backlog accelerating to 24 percent year-over-year.

•
OptumRx revenues grew 11 percent year-over-year as first quarter script volumes increased 5 percent to nearly 150 million adjusted scripts. Management expects the Catamaran combination to enhance OptumRx’s offerings and generate substantial value for clients and individuals.

About UnitedHealth Group
UnitedHealth Group (NYSE: UNH) is a diversified health and well-being company dedicated to helping people live healthier lives and making health care work better. UnitedHealth Group offers a broad spectrum of products and services through two distinct platforms: UnitedHealthcare, which provides health care coverage and benefits services; and Optum, which provides information and technology-enabled health services. Through its businesses, UnitedHealth Group serves more than 100 million people worldwide. For more information, visit UnitedHealth Group at www.unitedhealthgroup.com or follow @UnitedHealthGrp on Twitter.

Earnings Conference Call
As previously announced, UnitedHealth Group will discuss the Company’s results, strategy and future outlook on a conference call with investors at 8:45 a.m. Eastern time today. UnitedHealth Group will host a live webcast of this conference call from the Investors page of the Company’s website (www.unitedhealthgroup.com). The webcast replay of the call will be available on the same site through April 30, 2015, following the live call. The conference call replay can also be accessed by dialing 1-800-688-9445. This earnings release and the Form 8-K dated April 16, 2015 may also be accessed from the Investors page of the Company’s website.

Forward-Looking Statements
The statements, estimates, projections, guidance or outlook contained in this document include “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995 (PSLRA). These statements are intended to take advantage of the “safe harbor” provisions of the PSLRA. Generally the words “believe,” “expect,” “intend,” “estimate,” “anticipate,” “forecast,” “plan,” “project,” “should” and similar expressions identify forward-looking statements, which generally are not historical in nature. These statements may contain information about financial prospects, economic conditions and trends and involve risks and uncertainties. We caution that actual results could differ materially from those that management expects, depending on the outcome of certain factors.

Some factors that could cause actual results to differ materially from results discussed or implied in the forward-looking statements include: our ability to effectively estimate, price for and manage our medical costs, including the impact of any new coverage requirements; new laws or regulations, or changes in existing laws or regulations, or their enforcement or application, including increases in medical, administrative, technology or other costs or decreases in enrollment resulting from U.S., Brazilian and other jurisdictions regulations affecting the health care industry; assessments for insolvent payers under state guaranty fund laws; our ability to achieve improvement in CMS star ratings and other quality scores that impact revenue; reductions in revenue or delays to cash flows received under Medicare, Medicaid and TRICARE programs, including sequestration and the effects of a prolonged U.S. government shutdown or debt ceiling constraints; changes in Medicare, including changes in risk adjustment data validation audits, payment adjustment methodology or the CMS star ratings program; our participation in federal and state health insurance exchanges which entail uncertainties associated with mix and volume of business; cyber-attacks or other privacy or data security incidents; failure to comply with privacy and data security regulations; regulatory and other risks and uncertainties of the pharmacy benefits management industry; competitive pressures, which could affect our ability to maintain or increase our market share; challenges to our public sector contract awards; our ability to execute contracts on competitive terms with physicians, hospitals and other service providers; failure to achieve targeted operating cost productivity improvements, including savings resulting from technology enhancement and administrative modernization; increases in costs and other liabilities associated with increased litigation, government investigations, audits or reviews; failure to manage successfully our strategic alliances or complete or receive anticipated benefits of acquisitions and other strategic transactions, including our pending acquisition of Catamaran; fluctuations in foreign currency exchange rates on our reported shareholders equity and results of operations; downgrades in our credit ratings; adverse economic conditions, including decreases in enrollment resulting from increases in the unemployment rate and commercial attrition; the performance of our investment portfolio; impairment of the value of our goodwill and intangible assets in connection with dispositions or if estimated future results do not adequately support goodwill and intangible assets recorded for our existing businesses or the businesses that we acquire; increases in health care costs resulting from large-scale medical emergencies; failure to maintain effective and efficient information systems or if our technology products do not operate as intended; and our ability to obtain sufficient funds from our regulated subsidiaries or the debt or capital markets to fund our obligations, to maintain our debt to total capital ratio at targeted levels, to maintain our quarterly dividend payment cycle or to continue repurchasing shares of our common stock.

This list of important factors is not intended to be exhaustive. We discuss certain of these matters more fully, as well as certain risk factors that may affect our business operations, financial condition and results of operations, in our filings with the Securities and Exchange Commission, including our annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K. Any or all forward-looking statements we make may turn out to be wrong, and can be affected by inaccurate assumptions we might make or by known or unknown risks and uncertainties. By their nature, forward-looking statements are not guarantees of future performance or results and are subject to risks, uncertainties and assumptions that are difficult to predict or quantify. Actual future results may vary materially from expectations expressed or implied in this document or any of our prior communications. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made. We do not undertake to update or revise any forward-looking statements, except as required by applicable securities laws.

UNITEDHEALTH GROUP
Earnings Release Schedules and Supplementary Information
Quarter Ended March 31, 2015

•	Condensed Consolidated Statements of Operations

•	Condensed Consolidated Balance Sheets

•	Condensed Consolidated Statements of Cash Flows

•	Supplemental Financial Information

•	UnitedHealthcare Customer Profile

UNITEDHEALTH GROUP
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in millions, except per share data)
(unaudited)

	Three Months Ended March 31,
	2015	2014
Revenues
Premiums	$31,674	$28,115
Services	2,706	2,404
Products	1,230	998
Investment and other income	146	191
Total revenues	35,756	31,708
Operating Costs
Medical costs	25,689	23,208
Operating costs	5,949	5,194
Cost of products sold	1,100	892
Depreciation and amortization	378	360
Total operating costs	33,116	29,654
Earnings from Operations	2,640	2,054
Interest expense	(150)	(160)
Earnings Before Income Taxes	2,490	1,894
Provision for income taxes	(1,077)	(795)
Net earnings	$1,413	$1,099
Diluted earnings per share	$1.46	$1.10
Diluted weighted-average common shares outstanding	969	996

UNITEDHEALTH GROUP
CONDENSED CONSOLIDATED BALANCE SHEETS
(in millions)
(unaudited)

	March 31,	December 31,
	2015	2014
Assets
Cash and short-term investments	$10,430	$9,236
Accounts receivable, net	5,040	4,252
Other current assets	11,304	10,068
Total current assets	26,774	23,556
Long-term investments	19,416	18,827
Other long-term assets	43,529	43,999
Total assets	$89,719	$86,382
Liabilities and Shareholders' Equity
Medical costs payable	$13,537	$12,040
Commercial paper and current maturities of long-term debt	2,797	1,399
Other current liabilities	18,644	17,184
Total current liabilities	34,978	30,623
Long-term debt, less current maturities	15,577	16,007
Other long-term liabilities	5,834	5,910
Redeemable noncontrolling interests	1,452	1,388
Shareholders' equity	31,878	32,454
Total liabilities and shareholders' equity	$89,719	$86,382

UNITEDHEALTH GROUP
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in millions)
(unaudited)

	Three Months Ended March 31,
	2015	2014
Operating Activities
Net earnings	$1,413	$1,099
Noncash items:
Depreciation and amortization	378	360
Deferred income taxes and other	78	34
Share-based compensation	125	105
Net changes in operating assets and liabilities	275	(190)
Cash flows from operating activities	2,269	1,408
Investing Activities
Purchases of investments, net of sales and maturities	(545)	146
Purchases of property, equipment and capitalized software, net	(373)	(353)
Cash paid for acquisitions, net	(575)	(345)
Other, net	(32)	(51)
Cash flows used for investing activities	(1,525)	(603)
Financing Activities
Common stock repurchases	(896)	(911)
Dividends paid	(357)	(276)
Net change in commercial paper and long-term debt	778	(163)
Other, net	971	777
Cash flows from (used for) financing activities	496	(573)
Effect of exchange rate changes on cash and cash equivalents	(85)	6
Increase in cash and cash equivalents	1,155	238
Cash and cash equivalents, beginning of period	7,495	7,276
Cash and cash equivalents, end of period	$8,650	$7,514

UNITEDHEALTH GROUP
SUPPLEMENTAL FINANCIAL INFORMATION
(in millions)
(unaudited)

	Three Months Ended March 31,
	2015		2014
Revenues
UnitedHealthcare	$32,623		$29,254
Optum	12,815		11,170
Eliminations	(9,682)		(8,716)
Total consolidated revenues	$35,756		$31,708
Earnings from Operations
UnitedHealthcare	$1,898		$1,404
Optum (a)	742	(b)	650
Total consolidated earnings from operations	$2,640		$2,054
Operating Margin
UnitedHealthcare	5.8%		4.8%
Optum	5.8%	(b)	5.8%
Consolidated operating margin	7.4%		6.5%

Revenues
UnitedHealthcare Employer & Individual	$11,423		$10,957
UnitedHealthcare Medicare & Retirement	12,781		11,502
UnitedHealthcare Community & State	6,905		5,174
UnitedHealthcare Global	1,514		1,621

OptumHealth	3,289		2,580
OptumInsight	1,390		1,247
OptumRx	8,295		7,458
Optum eliminations	(159)		(115)

(a)
Earnings from operations for Optum for the three months ended March 31, 2015 and 2014 included $234 and $211 for OptumHealth; $222 and $197 for OptumInsight; and $286 and $242 for OptumRx, respectively.

(b)
Earnings from operations for Optum and OptumRx included $42 of operating costs related to the proposed Catamaran transaction for the three months ended March 31, 2015, reducing Optum's operating margin by 30 basis points. Absent these costs, earnings from operations for the three months ended March 31, 2015 for Optum and OptumRx would have been $784 and $328, respectively.

UNITEDHEALTH GROUP
UNITEDHEALTHCARE CUSTOMER PROFILE
(in thousands)

People Served	March 31, 2015	December 31, 2014	March 31, 2014
Commercial risk-based	8,115	7,505	7,840
Commercial fee-based, including TRICARE	21,315	21,245	21,270
Total Commercial	29,430	28,750	29,110
Medicare Advantage	3,205	3,005	2,985
Medicaid	5,040	5,055	4,290
Medicare Supplement (Standardized)	3,930	3,750	3,625
Total Public and Senior	12,175	11,810	10,900
Total UnitedHealthcare - Domestic Medical	41,605	40,560	40,010
International	4,160	4,425	4,655
Total UnitedHealthcare - Medical	45,765	44,985	44,665

Supplemental Data
Medicare Part D stand-alone	5,105	5,165	5,145

Note:	UnitedHealth Group served 101.5 million individuals across all businesses at March 31, 2015, 88.5 million at December 31, 2014, and 87.4 million at March 31, 2014.